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                                  [LETTERHEAD]

                                                                    Exhibit 5.01

                                 August 13, 1999


Fairchild Semiconductor Corporation
Fairchild Semiconductor International, Inc.
Fairchild Semiconductor Corporation of California
333 Western Avenue, Mail Stop 01-00
South Portland, Maine 04106


                         Fairchild Semiconductor Corporation
                      10-3/8% Senior Subordinated Notes Due 2007
             Guaranteed by Fairchild Semiconductor International, Inc.
                and Fairchild Semiconductor Corporation of California

Gentlemen and Ladies:

          We have acted as counsel for Fairchild Semiconductor Corporation, a Delaware corporation (the "Issuer"), Fairchild Semiconductor International, Inc., a Delaware corporation ("Fairchild International"), and Fairchild Semiconductor Corporation of California, a Delaware corporation ("Fairchild California," and together with Fairchild International, the "Guarantors"), in connection with the filing by the Issuer and the Guarantors of a Registration Statement on Form S-4, as amended (Registration No. 333-78665) (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering the issuance of up to $300,000,000 aggregate principal amount of the Issuer's 10-3/8% Senior Subordinated Notes Due 2007 (the "Exchange Notes") and the Guarantors' guarantees thereof (the "Exchange Guarantees") under the Securities Act of 1933, as amended (the "Act"). The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding 10-3/8% Senior Subordinated Notes Due 2007 (the "Existing Notes") and the Guarantors' guarantees thereof pursuant to the Registration Rights Agreement among the Issuer, Fairchild International, Fairchild California, Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and Fleet Securities, Inc. incorporated by reference as Exhibit 4.03 to the Registration Statement. The Exchange Notes and Exchange Guarantees are to be issued pursuant to the terms of the indenture (the "Indenture") among the Issuer, Fairchild International, Fairchild California and United States Trust Company of New York, as trustee (the "Trustee"), incorporated by reference as Exhibit 4.01 to the Registration Statement. The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

         In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Issuer and the Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Issuer and the Guarantors.

         We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Exchange Notes and the Exchange Guarantees.


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         Based upon the foregoing and having regard for such legal
considerations as we deem relevant, we are of the opinion that:

         1. The Exchange Notes have been duly authorized by the Issuer and when the Registration Statement has been declared effective, when the Indenture has been duly qualified under the TIA, when the Exchange Notes have been duly executed by the Issuer and when the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement, the Exchange Notes will be valid and binding obligations of the Issuer, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and general principles of equity.

         2. The Exchange Guarantees have been duly authorized by the Guarantors and when the Registration Statement has been declared effective, when the Indenture has been duly qualified under the TIA, when the Exchange Notes have been duly executed by the Issuer, when the Exchange Guarantees have been duly executed by the Guarantor and when the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement, the Exchange Guarantees will be valid and binding obligations of the Guarantors, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and general principles of equity.

         This opinion is rendered to the Issuer and the Guarantors in connection with the filing of the Registration Statement and for no other purpose. We express no opinion as to the laws of any jurisdiction other than the laws of the United States of America, the State of New York and the General Corporation Law of the State of Delaware. The opinions expressed herein are based on states of law, documentation and fact as they exist on the date hereof, and we do not undertake to advise you of any changes therein which hereafter may be brought to our attention.

         We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus which is included in the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/ DECHERT PRICE & RHOADS